                      COLUMBIA/HCA HEALTHCARE CORPORATION
                                      TO
                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                          --------------------------

                         FIRST SUPPLEMENTAL INDENTURE
                                      TO
             INDENTURE OF HEALTHTRUST, INC. - THE HOSPITAL COMPANY

                          DATED AS OF APRIL 24, 1995

                          --------------------------

Supplementing the Indenture, dated as of March 30, 1993, by and between Healthtrust, Inc. - The Hospital Company ("Healthtrust"), and The First National Bank of Boston, Trustee (the "Trustee"), relating to the 10 1/4% Subordinated Notes due April 15, 2004 and 8 3/4% Subordinated Debentures due March 15, 2005, of Healthtrust.

     THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of April 24, 1995, by and among Healthtrust, Inc. - The Hospital Company, a corporation duly organized and existing under the laws of the State of Delaware ("Healthtrust" or the "Company"), having its principal offices at One Park Plaza, Nashville, Tennessee 37203, Columbia/HCA Healthcare Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("Columbia"), having its principal offices at One Park Plaza, Nashville, Tennessee 37203, and The First National Bank of Boston, a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"), having its principal corporate trust offices at 150 Royall Street, Canton, Massachusetts 02021.

     WHEREAS, Healthtrust duly executed and delivered to The First National Bank of Boston, Trustee, that certain Indenture, dated as of March 30, 1993, (the "Indenture"), relating to $200,000,000 original principal amount of its 10 1/4% Subordinated Notes due April 15, 2004 and $300,000,000 original principal amount of its 8 3/4% Subordinated Debentures due March 15, 2005 (collectively the "Securities");

     WHEREAS, effective as of April 24, 1995, pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 4, 1994, by and among Columbia, COL Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Columbia ("Merger Sub"), and Healthtrust, Merger Sub was merged with and into Healthtrust, which thereby became a wholly owned subsidiary of Columbia (the "Merger"), and the shares of Common Stock, $.001 par value, of Healthtrust were exchanged for shares of Common Stock, $.01 par value, of Columbia at the Exchange Ratio defined and specified in the Merger Agreement;

     WHEREAS, following the Merger and pursuant to Section 10.01(a)(i) of the Indenture "the Company shall be the continuing corporation...," and in accordance with Section 10.01(b) of the Indenture "immediately after giving effect to such transaction... the Company... (i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) could incur at least $1.00 of additional Indebtedness...;" and therefore, no further action on the part of the Company is required under the Indenture to consummate the Merger.

     WHEREAS, immediately following the Merger and pursuant to Sections 9.01(c) and 9.01 (e) of the Indenture, the Company has agreed to amend, supplement and clarify the Indenture to provide an additional provision for the benefit and protection of the Holders of the Securities following a merger transaction in which the Company survives, but becomes a wholly-owned subsidiary of the acquiring corporation (the "Parent Corporation") by requiring the Parent Corporation to assume, as co-obligor, the obligations under the Indenture.

     WHEREAS, pursuant to the Merger, the Company survived and became a wholly-owned subsidiary of Columbia and pursuant to Sections 9.01 and 10.03 (as added herein) the Company and Columbia desire to execute and deliver a supplemental indenture to the Trustee providing for, among other matters, the assumption by Columbia, as co-obligor, of the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the

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performance or observance of every covenant  agreement and obligation of the
Indenture on the part of the Company to be performed or observed;

     WHEREAS, pursuant to Sections 9.01 and 9.03 of the Indenture, this Supplemental Indenture may be executed and delivered by the Trustee, Healthtrust and Columbia without the consent of the Holders of the Securities;

     WHEREAS, the Boards of Directors of Columbia and Healthtrust have authorized the execution of this Supplemental Indenture and its delivery to the Trustee; and

     WHEREAS, all acts and things necessary to make this Supplemental Indenture the valid, binding and legal obligation of the Company and Columbia in accordance with its terms have been done.

     NOW, THEREFORE, in consideration of the premises and mutual covenants, it is mutually agreed for the equal and proportionate benefit of all Holders of the Securities as follows. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                   ARTICLE I
                          AMENDMENT TO THE INDENTURE

     Section 1.1. Immediately following the Merger and pursuant to Sections 9.01(c) and 9.01 (e) of the Indenture, the Board of Directors of the Company approved an amendment to the Indenture to provide an additional provision in the Indenture for the benefit and protection of the Holders of the Securities following a merger transaction in which the Company survives, but becomes a wholly-owned subsidiary of the Parent Corporation by requiring the Parent Corporation to assume, as co-obligor, the obligations under the Indenture as set forth below.

     Section 1.2.  Article Ten is hereby amended to add the following section:

          Section 10.03.  Co-obligor.  Upon any merger transaction in which the
          --------------------------
          Company is the surviving corporation but becomes a wholly-owned subsidiary of an acquiring corporation (the "Parent Corporation"), the Parent Corporation shall assume, as co-obligor, the obligations of the Company under the Indenture, and may exercise every right and power of the Company under this Indenture with the same effect as if such Parent Corporation had been named as the Company herein.

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

                                  ARTICLE II
              ASSUMPTION OF HEALTHTRUST'S OBLIGATIONS BY COLUMBIA

     Section 2.1.  Simultaneous with the Merger and pursuant to Section 9.01 and
Section 10.03 (as added herein) of the Indenture, Columbia, a corporation duly organized and validly existing under the laws of the State of Delaware, hereby expressly assumes, as co-obligor, the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant, agreement and obligation of the Indenture to be performed or observed by the Company.


     Section 2.2. The form of Securities set forth in Section 2.03 of the Indenture shall be amended for Securities issued after the date of this Supplemental Indenture by adding the following legend thereto: "Effective April 24, 1995, Columbia/HCA Healthcare Corporation assumed, as co-obligor, all obligations of Healthtrust, Inc. - The Hospital Company under this Security and under the related Indenture."

     Section 2.3. Columbia hereby represents and warrants that, immediately after the Effective Time (as defined in the Merger Agreement) of the Merger, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred or is continuing.

     Section 2.4. The indebtedness represented by the Securities and the payment of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all senior indebtedness of Columbia.

                                  ARTICLE III
                                 MISCELLANEOUS

     Section 3.1. The Indenture shall be deemed to be amended and modified as herein provided, but, except as modified by this Supplemental Indenture, the Indenture shall continue in full force and effect.


     Section 3.2. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 3.3. This Supplemental Indenture shall become effective as of the date first written above.

     Section 3.4. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except the due and valid execution hereof by the Trustee. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the action taken by Columbia and Healthtrust with respect to the Merger.

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     Section 3.5.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     Section 3.6. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and duly attested, all as of the day and year first above written.

                                             COLUMBIA/HCA HEALTHCARE CORPORATION


                                             By:    /s/ Stephen T. Braun
                                                --------------------------------
                                                   Stephen T. Braun
                                                   Senior Vice President
Attest:


/s/ Rachel A. Seifert
- -------------------------------
Rachel A. Seifert
Assistant Secretary
                                             HEALTHTRUST, INC. - THE HOSPITAL
                                              COMPANY


                                             By:    /s/ Stephen T. Braun
                                                --------------------------------
                                                    Stephen T. Braun
                                                    Senior Vice President

Attest:


/s/ Rachel A. Seifert
- -------------------------------
Rachel A. Seifert
Assistant Secretary
                                      THE FIRST NATIONAL BANK OF BOSTON, Trustee


                                      By:    /s/ Donna L. Germano
                                         ---------------------------------------
                                             Name: Donna L. Germano
                                             Title: Account Manager
Attest:

/s/ J. Mogavero
- -------------------------------
J. Mogavero
Assistant Cashier

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